SUPPLEMENT AND AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

SUPPLEMENT AND AMENDMENT NO. 2, dated as of March 6, 2008 (the "Amendment"), to the Deposit Agreement dated as of October 14, 1997, as amended by the Supplement and Amendment to the Deposit Agreement dated as of June 7, 2003 (as supplemented and amended, the "Deposit Agreement"), in each case among Continental AG (the "Company"), Deutsche Bank Trust Company Americas as successor Depositary, and each Holder and Beneficial Owner from time to time of American Depositary Receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary are parties to the Deposit Agreement; and

WHEREAS, the Company and the Depositary desire to amend the voting provisions of the Deposit Agreement and the ADRs;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

All references in the Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as supplemented and amended hereby.

ARTICLE III

AMENDMENTS TO THE FORM OF ADR

SECTION 3.01. The address of the Commission set forth in the form of ADR is amended by deleting the address set forth therein and replacing it with "100 F. Street, N.E., Washington, D.C. 20549".

SECTION 3.02. Paragraph (13) of the form of ADR is amended to read as follows:

Upon receipt of (a) notice from the Company of any meeting of holders of Shares or other Deposited Securities and (b) the statement of the Custodian or such other major commercial German bank as may be reasonably chosen by the Depositary to act as a proxy bank (the "Proxy Bank"), setting forth its recommendations with regard to voting of the Shares as to any matter which is set forth in the notice from the Company on which a vote is to be taken by holders of Shares, together with an English translation thereof (the "Recommendation"), unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice, which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of German law, the Articles of Association of the Company, the ADRs and the Deposited Securities, to exercise, or to give instructions for the exercise of, the voting rights, if any, pertaining to the whole number of Shares or other Deposited Securities represented by their respective ADSs on such date (c) the Recommendation and (d) a statement as to the manner in which such instructions may be given, including an express indication that if no voting instructions are received on or before the date established by the Depositary for such purpose (the "Instruction Date") then the Holders shall in each case be deemed to have instructed the Depositary to vote or cause the shares to be voted in accordance with the Recommendation.

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Upon the written request of an Holder on such record date, received on or before the Instruction Date, the Depositary shall endeavor, insofar as practicable and permitted under German law, the Articles of Association of the Company and the ADRs, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the ADSs evidenced by such ADR in accordance with the instructions set forth in such request.  The Company agrees, without any liability to the Holders arising hereunder, to provide notice, to the extent practicable, of any meeting of holders of Shares or other Deposited Securities containing the requisite information, together with English translations, to the Depositary within the five business days following the publication of the invitation to the shareholders meeting in the German Federal Gazette.   Voting rights may be exercised only in respect of whole ADSs.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions received from the Holders as of such record date.

Subject to the following paragraph, if no specific voting instructions are received by the Depositary from any Holder (to whom Notice was sent by the Depositary) with respect to the Deposited Securities represented by the ADSs evidenced by such ADRs on or before the Instruction Date, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to vote such Deposited Securities or to cause such Deposited Securities to be voted in accordance with the Recommendation provided, however, that no such instruction shall be deemed given and no vote of Deposited Securities shall be made by the Depositary with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish the Depositary to deem such Holder to have instructed the Depositary to vote in accordance with the Recommendation, (y) substantial opposition exists or (z) the matter would materially affect the rights of holders of Shares, provided, further, that the Company will have no liability to any Holder or Beneficial Owner resulting from such notification. In no event may the Depositary itself exercise any voting discretion over any Shares or other Deposited Securities.

Anything in the Deposit Agreement to the contrary notwithstanding, in the event that the Proxy Bank shall fail to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of holders of Shares or other Deposited Securities with respect to which the Depositary has received notice from the Company, the Depositary shall mail the Notice (which in this case will not contain the Recommendation or the indication concerning the proxy to be given to the Proxy Bank) to the Holders as herein above provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from an Holder on or before the Instruction Date with respect to the Deposited Securities represented by the ADSs evidenced by such ADRs, no votes shall be cast at such meeting with respect to such Deposited Securities.

Nothing in the Deposit Agreement shall be construed to grant to an Holder any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

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SECTION 3.03. The form of ADR, reflecting the amendments set forth in Article III hereof, is amended and restated to read as set forth as Exhibit A hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in the Federal Republic of Germany, nor does any stamp or similar tax or governmental charge need to be paid in the Federal Republic of Germany on or in respect of such agreements.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective thirty days after notice hereof as been first provided to Holders (the "Effective Date").

SECTION 5.02. Outstanding ADRs. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

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SECTION 5.03. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 5.04. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

CONTINENTAL AG

By: ______________________________________
Name:
Title:

By: ______________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By: ______________________________________
Name:
Title:

By: ______________________________________
Name:
Title:

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EXHIBIT A
ANNEXED TO AND INCORPORATED IN
THE DEPOSIT AGREEMENT

(FORM OF ADR)

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS

Number DBTCA-	AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one deposited Share)

CUSIP: 210771200

DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES
OF EURO 2.56 PER SHARE OF

CONTINENTAL AG

(INCORPORATED UNDER THE

LAWS OF THE FEDERAL REPUBLIC OF GERMANY)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (the "Depositary") hereby certifies that __________, or registered assigns, is the registered owner (a "Holder") of _____________ American Depositary Shares ("ADSs"), each (subject to Paragraphs (11) and (14)) representing one common share, par value EURO 2.56 per share or, subject to Paragraph (5) below, rights to receive such shares ("Shares"), of Continental AG, a stock corporation organized under the laws of the Federal Republic of Germany (the "Company"), deposited or subject to deposit under the Agreement (as hereinafter defined) at Deutsche Bank A.G., Eschborn, Domestic Custody Services, Alfred-Herrhausen-Allee 16-24, Eschborn 65760, Germany, as custodian (subject to Section 7 of the Agreement, the "Custodian"), and any and all other securities or cash from time to time received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and held under the Agreement (the deposited Shares, together with such securities and cash, the "Deposited Securities"). This ADR is issued pursuant to the Amended and Restated Deposit Agreement dated as of October 14, 1997 (as amended and supplemented as of July 7, 2003 and as further amended from time to time, the "Agreement") among the Company, the Depositary and all Holders and persons with a beneficial interest ("Beneficial Owners".) from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR or any interest therein agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. Copies of the Agreement are on file at the Depositary's Corporate Trust Office referred to below and at the office of the Custodian. This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Agreement are hereby incorporated by reference into this ADR.

(1) Withdrawal of Deposited Securities. Subject to Paragraphs (4), (7) and (9), upon surrender of this ADR in form satisfactory to the Depositary accompanied by such instruments of transfer as the Depositary may require at the Depositary's Corporate Trust Office referred to below, the Holder hereof is entitled to delivery, as promptly as practicable, (i) to an account designated by such Holder with Clearstream Banking A.G. Frankfurt and any successor entity ("Clearstream"), of the Shares and the other Deposited Securities that are eligible for deposit with Clearstream and (ii) at the office of the Custodian, of any Deposited Securities that are not eligible for deposit with Clearstream, in each case at the time underlying this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver Deposited Securities (other than Shares) at the Depositary's Corporate Trust Office.

(2) Register. The Depositary shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Agreement is 60 Wall Street, New York, New York 10005 (the "Depositary's Corporate Trust Office"), (a) a register (the "Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and surrender of ADRs. The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it, after consultation with the Company to the extent practicable, or when requested by the Company. The Depositary shall consult promptly with the Company concerning any closing of the Register.

3) Title to ADRs; Validity. Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory of the.Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual signature of a duly authorized signatory of such co-registrar and dated by such signatory.

Dated:

Countersigned:	DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Depositary

By ____________________	By ____________________
Authorized Signatory

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS 60 WALL STREET, NEW YORK, NEW YORK 10005

[FORM OF REVERSE OF RECEIPT]

(4) Certain Limitations. As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Agreement. The Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above. The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or Clearstream is closed or when any such action is reasonably deemed expedient by the Depositary, after consultation with the Company to the extent practicable. The Depositary shall consult promptly with the Company concerning any suspension of (i) deposits of Shares, (ii) withdrawals of Deposited Securities or (iii) registrations of transfer of ADRs. Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities. Notwithstanding any other provision of the Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the U.S. Securities Act of 1933, as amended (the "Securities Act") and no amendment shall impair such requirements.

(5) Pre-release. Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 4 of the Agreement, execute and deliver ADRs prior to the receipt of Shares pursuant to Section 3 of the Agreement in a Pre-release transaction subject to the requirements set out below. The Depositary may deliver Shares upon the receipt and cancellation of Pre-released ADRs, whether or. not such cancellation is prior to the termination of such Pre-release or the Depositary knows that such ADR has been Pre-released.

The Depositary may receive ADRs in lieu of Shares in satisfaction of a Prerelease. Each Pre-release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered (the "Pre-releasee") that the Pre-releasee, or its customer, (i) owns the Shares or ADRs to be remitted, as the case may be, (ii) transfers all beneficial right, title and interest in such Shares or ADRs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ADRs, as the case may be, that is inconsistent with the transfer of ownership (including, without the consent of the Depositary, disposing of Shares or ADRs, as the case may be, other than in satisfaction of such Pre-release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set U.S. dollar limits with respect to Pre-release transactions to be entered into hereunder with any particular Pre-releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-releasee's obligations to the Depositary in connection with a Pre-release transaction, including the Pre-releasee's obligation to deliver Shares or ADRs upon termination of a Pre-release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder). The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(6) Representations and Warranties. Every person depositing Shares under the Agreement is deemed to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act and may be publicly offered or sold in the United States without registration under the Securities Act or (B) have been registered under the Securities Act. Such representations and warranties shall survive the deposit of Shares and the issuance and cancellation of this ADR.

(7) Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge. The Holder hereof shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction-of such tax or other governmental charge to the Holder hereof.

(8) Disclosure of Interests. The Depositary and each Beneficial Owner agree to comply with all applicable provisions of German law and the Company's Articles of Association regarding the notification of such person's interest in Shares. The Depositary and each Beneficial owner acknowledge that such provisions, at the date of the Agreement, include Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz) and Section 20 of the Stock Corporation Act (Aktiengesetz). The Depositary and each Beneficial Owner acknowledge that, at the date of the Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 5%, 10%, 25%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold and (ii) the statutory notification obligations of the Stock Corporation Act apply to any enterprise that, either directly or by way of imputation pursuant to the provisions of Section 20(2) or Section 16(4), as applicable, of the Stock Corporation Act, owns more than 25% of the shares of, or 50% of the shares or voting rights in, the Company or, after having exceeded either of these thresholds, no longer owns such percentage. The Depositary and each Beneficial Owner acknowledge that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Beneficial owner has an interest.

(9) Charges of Depositary. The Depositary may charge, to the extent permitted by applicable law and the rules of any securities exchange on which the ADSs are listed or admitted for trading, each person to whom ADRs are issued against deposits of Shares, including ADRs issued in respect of Share Distributions, Rights and other Distributions (as such terms are defined in Paragraph (11)) and changes affecting Deposited Securities (pursuant to Paragraph (14)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 or less for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) only pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing or withdrawing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) any transfer or registration fees charged by third parties for transfer of any Deposited Securities in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

(10) Available Information. The Agreement, the Company's Articles of Association, and written communications from the Company that are received by the Custodian or the Depositary in accordance with Section 11 of the Agreement, are available for inspection by Holders at the Depositary's Corporate Trust Office and the office of the Custodian. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when requested and furnished by the Company, at the Company's expense. The Company furnishes the Securities and Exchange Commission with certain public reports and documents pursuant to Rule 12g3-2(b) under the U.S. Securities Exchange Act of 1934. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Agreement at 100 F Street, N.E., Washington, D.C. 20549.

(11) Distributions on Deposited Securities. Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Agreement and to the Paragraphs (4), (7) and (9), the Depositary shall, as promptly as practicable, distribute to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holder's ADRs:

(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, (iii) deduction of the Depositary's expenses in (1) converting any foreign currency into U.S. dollars and (2) making any sale by public or private means in any commercially reasonable manner and (iv) the fees of the Depositary. Only whole U.S. dollars and cents will be distributed (any fractional cents shall be rounded to the nearest whole cent and so distributed to the Holders entitled thereto.

(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. If additional receipts are not so distributed each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

(c) Rights. (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary (which may include a written opinion from U.S. counsel to the Company) that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), or (ii) to the extent the Company does not furnish such evidence and/or so instruct the Depositary and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable and, to the extent practicable, on the principal German stock exchange on which the Shares are traded), any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing both (i) and (ii), nothing (and any Rights may lapse). In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Holder hereunder, the Depositary shall make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary of the exercise price or other amount stipulated for exercise of the rights, the previously disclosed fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary shall cause the Shares so purchased to be deposited pursuant to the Agreement, and shall, pursuant to the Agreement, execute and deliver ADRs to such Holder; provided, however, that in the case of a distribution pursuant to the preceding sentence, such deposit shall be made, and depositary shares shall be delivered, under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

(d) Other Distributions. (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company, lawful, equitable and practicable, or (ii) to the extent the Depositary deems after consultation with the Company distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting,the net proceeds of the sale of Other Distributions, as in the case of Cash.

To the extent that the Depositary determines, after consultation with the Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities.laws.

(12) Record Dates. The Depositary shall fix a record date (which date shall (a) in the case of a distribution be the same date to the extent practicable as the distribution date fixed by the Company, and (b) in all other circumstances, fixed after consultation with the Company to the extent practicable) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and only Holders of record on the close of business on such date shall be so entitled.

(13) Voting of Deposited Securities. Upon receipt of (a) notice from the Company of any meeting of holders of Shares or other Deposited Securities and (b) the statement of the Custodian or such other major commercial German bank as may be reasonably chosen by the Depositary to act as a proxy bank (the "Proxy Bank"), setting forth its recommendations with regard to voting of the Shares as to any matter which is set forth in the notice from the Company on which a vote is to be taken by holders of Shares, together with an English translation thereof (the "Recommendation"), unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice, which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of German law, the Articles of Association of the Company, the ADRs and the Deposited Securities, to exercise, or to give instructions for the exercise of, the voting rights, if any, pertaining to the whole number of Shares or other Deposited Securities represented by their respective ADSs on such date (c) the Recommendation and (d) a statement as to the manner in which such instructions may be given, including an express indication that if no voting instructions are received on or before the date established by the Depositary for such purpose (the "Instruction Date") then the Holders shall in each case be deemed to have instructed the Depositary to vote or cause the shares to be voted in accordance with the Recommendation.

Upon the written request of an Holder on such record date, received on or before the Instruction Date, the Depositary shall endeavor, insofar as practicable and permitted under German law, the Articles of Association of the Company and the ADRs, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the ADSs evidenced by such ADR in accordance with the instructions set forth in such request.  The Company agrees, without any liability to the Holders arising hereunder, to provide notice, to the extent practicable, of any meeting of holders of Shares or other Deposited Securities containing the requisite information, together with English translations, to the Depositary within the five business days following the publication of the invitation to the shareholders meeting in the German Federal Gazette.   Voting rights may be exercised only in respect of whole ADSs.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions received from the Holders as of such record date.

Subject to the following paragraph, if no specific voting instructions are received by the Depositary from any Holder (to whom Notice was sent by the Depositary) with respect to the Deposited Securities represented by the ADSs evidenced by such ADRs on or before the Instruction Date, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to vote such Deposited Securities or to cause such Deposited Securities to be voted in accordance with the Recommendation provided, however, that no such instruction shall be deemed given and no vote of Deposited Securities shall be made by the Depositary with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish the Depositary to deem such Holder to have instructed the Depositary to vote in accordance with the Recommendation, (y) substantial opposition exists or (z) the matter would materially affect the rights of holders of Shares, provided, further, that the Company will have no liability to any Holder or Beneficial Owner resulting from such notification. In no event may the Depositary itself exercise any voting discretion over any Shares or other Deposited Securities.

Anything in the Deposit Agreement to the contrary notwithstanding, in the event that the Proxy Bank shall fail to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of holders of Shares or other Deposited Securities with respect to which the Depositary has received notice from the Company, the Depositary shall mail the Notice (which in this case will not contain the Recommendation or the indication concerning the proxy to be given to the Proxy Bank) to the Holders as herein above provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from an Holder on or before the Instruction Date with respect to the Deposited Securities represented by the ADSs evidenced by such ADRs, no votes shall be cast at such meeting with respect to such Deposited Securities.

Nothing in the Deposit Agreement shall be construed to grant to an Holder any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

(14) Changes Affecting Deposited Securities. Subject to Paragraphs (4), (7) and (9), upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.

(15) Exoneration. The Depositary, the Company, their respective officers, directors, affiliates and agents and each of them shall: (a) incur no liability (i) if law, regulation, rule of any regulatory authority or stock exchange, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Agreement without negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person in each case believed by it in good faith to be competent to give-such advice or information. The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. In the Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. No disclaimer of liability under the Securities Act is intended by any provision hereof or of the Agreement.

(16) Amendment. Subject to the last sentence of Paragraph (4), the ADRs and .the Agreement may be amended by the Company and the Depositary without consent of the Holders; provided, however, that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR or any interest therein, to consent and agree to such amendment and to be bound by the ADRs and the Agreement as amended thereby.

(17) Termination. The Depositary shall, at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17), at any time 90 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Agreement before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities (after deducting, in each case, the fees and expenses of the Depositary). At any time after the expiration of one year from the date so fixed for termination, the Depositary may sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such proceeds. After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash (after deducting, in each case, the fees and expenses of the Depositary) and its indemnification obligations to the Company. After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.